                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report                                     August 24, 1995
(Date of earliest event reported)


                           CABOT MEDICAL CORPORATION
            (exact name of registrant as specified in its charter)


                                  NEW JERSEY
                (State or other jurisdiction of incorporation)


       0-14343                                           23-2240207
------------------------                            ----------------------
(Commission File Number)                            (IRS Employer
                                                   Identification Number)


2150 Cabot Blvd. West, Langhorne, PA                               19047
(Address of principal executive offices)                         (Zip Code)


                                (215) 752-8300
             (Registrant's telephone number, including area code)

                           Cabot Medical Corporation

Item: 5 Other Events

   CABOT MEDICAL CORPORATION REPORTS THIRD QUARTER AND NINE MONTHS RESULTS


     LANGHORNE, PA, August 23, 1995 -- CABOT MEDICAL CORPORATION
(NASDAQ:NMS:CBOT) today announced its third quarter and nine months results for the period ending July 29, 1995.

     Net sales for the third quarter were $15,763,000 resulting in a loss of $1,649,000, this compared with sales of $16,362,000 and a profit of $165,000 for the same period in 1994. For the nine months sales were $47,995,000 resulting in a loss of $1,494,000 vs sales of $50,265,000 with earnings of $2,340,000 respectively for the same period in 1994. On a per share basis, the company had a loss of $0.16 vs earnings of $0.02 for the quarter in 1994. For the nine months on a per share basis, the company had a loss of $0.14 vs earnings of $0.22 for the same period in 1994.

     These results were in line with the company's previous estimates released July 20th. At that time Warren G. Wood, President, attributed the anticipated results to (i) lower average selling prices, resulting in lower profit margins,
(ii) distractions to the Cabot sales force due to the previously announced merger with Circon Corporation and (iii) reduced sales force productivity during the period due to the continuing integration of the endoscopy and urology sales forces which began in January 1995, coupled with the additional time required away from the field for training during the period.

     Cabot expects to finalize its previously announced merger with Circon Corporation this Friday, August 25, 1995, at a special shareholder meeting called for this purpose.

     CABOT MEDICAL CORPORATION designs, develops, manufactures and markets a variety of medical devices and systems for minimally invasive general and gynecological surgical and diagnostic procedures.

                           CABOT MEDICAL CORPORATION
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (unaudited)

                                                      Three Months Ended

                                                   7/29/95          7/30/94
                                                   -------          -------
Net Sales                                      $15,763,000      $16,362,000

Cost of Sales                                  $ 7,525,000      $ 6,168,000

Gross Profit                                   $ 8,238,000      $10,194,000

Operating Expenses                             $ 8,591,000      $ 8,622,000

Operating Income(Loss)                         $  (353,000)     $ 1,572,000

Interest & Other, Net                          $ 1,330,000      $ 1,364,000

Earnings(Loss) before Income Taxes             $(1,683,000)     $   208,000

Net Earnings(Loss)                             $(1,649,000)     $   165,000

Earnings(Loss) per Common Share and
  Common Share equivalents
  Primary                                           $(0.16)           $0.02
  Fully diluted                                     $(0.16)           $0.02

Weighted average
  Number of Common
  Shares and Common
  Share equivalents,
  Primary                                       10,391,000       10,210,000
  Fully diluted                                 10,391,000       10,210,000

                           CABOT MEDICAL CORPORATION



                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                                 CABOT MEDICAL CORPORATION



Date:  August 24, 1995                        /s/ Warren G. Wood
     -------------------------         -------------------------------------
                                       Warren G. Wood, Chairman of the Board
                                       Chief Executive Officer and President



Date:  August 24, 1995                        /s/ Marvin Sharfstein
     -------------------------         -------------------------------------
                                       Marvin Sharfstein, Vice President of
                                       Corporate Development